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                                                                 EXHIBIT 10.27

                            [PATRIOT AMERICAN LOGO]


                                 April 10, 1996


Wyndham Hotels and Resorts
Attention: Ms. Anne L. Raymond
Executive Vice President & CFO
2001 Bryan Street, Suite 2300
Dallas, Texas 75201-3075

Re:   Strategic alliance to acquire and lease Wyndham hotels

Dear Ms. Raymond:

This letter of intent outlines a three-stage strategic alliance between Patriot American Hospitality, Inc. ("Patriot") and Wyndham Hotels and Resorts ("Wyndham").

1. Stage I. Initially, Patriot's operating partnership subsidiary, Patriot American Hospitality Partnership, L.P. (the "Operating Partnership") will acquire the Stage I Hotels from affiliates of Wyndham that hold title (the "Sellers") and lease the Stage I Hotels to an affiliate of Wyndham ("Lessee"). The principal terms of the Contracts of Sale and the Leases for the Stage I Hotels are stated in this letter of intent. The "Stage I Hotels" are:

       191-Room Wyndham Midtown Atlanta, Georgia
       168-Room Wyndham Las Colinas, Irving, Texas
       148-Room Wyndham Novi, Detroit, Michigan
       162-Room Wyndham Wood Dale, Chicago, Illinois
       473-Room Wyndham Greenspoint, Houston, Texas

2. Stage II. As Contracts of Sale are being negotiated for the Stage I Hotels. Wyndham and Patriot will proceed in good faith to reach agreement on purchase and lease terms for the following hotels (the "Stage Hotels"):

       239-Room Wyndham Bristol, Washington, D.C.
       408-Room Wyndham Northwest Chicago, Illinois
       410-Room Wyndham Palm Springs, California
       300-Room Wyndham Harbour Island, Tampa, Florida

3. Stage III. Finally Patriot and Wyndham contemplate joining in an agreement whereby in the future, proposed additions to Wyndham's portfolio of luxury, full-service hotels will be presented to Patriot on some preferred basis.

4. Press Releases. None of Patriot, Wyndham, Seller, or Lessee will issue any public statement about this transaction or relationship without providing the others a copy of the proposed statement and receiving their prior written approval of the content; provided, however, such approval right may not be exercised in any manner that prevents any disclosure required by law or by the rules of any stock exchange on which securities of any party are traded.




                       PATRIOT AMERICAN HOSPITALITY, INC.
 Suite 1500 3030 LBJ Freeway Dallas, Texas 75234 214/888-8000 Fax 214/688-8029
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5.     Purchase Price. A total of $96,000,000 for the Stage I Hotels allocated as follows:

       Wyndham Midtown Atlanta          $16,730,000
       Wyndham Las Colinas              $16,120,000
       Wyndham Novi                      $5,770,000
       Wyndham Wood Dale                $13,380,000
       Wyndham Greenspoint              $44,000,000

Except as provided in Paragraph 8(b), the purchase price will be payable in cash.

6. Performance Payments. The total purchase price may increase if the following "Performance Payments" are earned:

       (a) If the Net Rent for the Wyndham Midtown Atlanta equals or exceeds 11% of Invested Capital for calendar 1996 on an annualized basis and 12% of Invested Capital for calendar year 1997, the Seller of that hotel will earn a Performance Payment of $2,000,000 payable in cash. "Net Rent" means in the case of the Wyndham Midtown Atlanta, total rent paid under the Lease of the Wyndham Midtown Atlanta (without subsidy through reduction of management fees or other contributions by Lessee or its affiliates) less any amounts payable by the Operating Partnership for taxes, insurance, and capital reserves, which reserves will equal 4% of gross revenues. "Invested Capital" means in the case of the Wyndham Midtown Atlanta, (i) $18,730,000, plus (ii) all costs and expenses incurred by Patriot or its affiliates in connection with the acquisition and leasing of the Wyndham Midtown Atlanta (not to exceed $250,000), plus (iii) expenditures to carry out the initial renovation budget for the Wyndham Midtown Atlanta, which unless otherwise agreed by Patriot and the Seller of the Wyndham Atlanta will not exceed $500,000.

       (b) If the Net Rent for the Wyndham Greenspoint equals or exceeds 11% of Invested Capital for calendar 1996 on an annualized basis and 12% of Invested Capital for calendar year 1997, the Seller of that hotel will earn a Performance Payment of $1,000,000 payable in cash. "Net Rent" means in the case of the Wyndham Greenspoint, total rent paid under the Lease of the Wyndham Greenspoint (without subsidy through reduction of management fees or other contributions by Lessee or its affiliates) less any amounts payable by the Operating Partnership for taxes, insurance, and capital reserves, which reserves will equal 4% of gross revenues. "Invested Capital" means in the case of the Wyndham Greenspoint, (i) $45,000,000, plus (ii) all costs and expenses incurred by Patriot or its affiliates in connection with the acquisition and leasing of the Wyndham Greenspoint (not to exceed $250,000), plus (iii) expenditures to carry out the initial renovation budget for the Wyndham Greenspoint, which unless otherwise agreed by Patriot and the Seller of the Wyndham Greenspoint will not exceed $500,000.

7. Lease Terms. When the Contracts of Sale for the Stage I Hotels are signed by the Sellers, Lessee will sign an agreement to enter into Leases for each of the Stage I Hotels with the Operating Partnership when the closings under the Contracts of Sale occur. The identity, ownership, and management of Lessee must be acceptable to Patriot, and the Leases must comply fully with federal income tax requirements applicable to real estate investment trusts. Subject to the foregoing, the Leases will provide that:
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     (a)     Lessee's initial minimum net worth will be $3,000,000. During the terms of the Leases thereafter, Lessee will maintain a minimum net worth equal to 20% of the aggregate pro forma annual rents each year under the Leases and any future leases between Lessee and the Operating Partnership or other affiliates of Patriot. Up to 50% of the required minimum net worth may consist of demand notes from Wyndham or other shareholders of Lessee acceptable to Patriot, and the balance of the required minimum net worth will consist of cash and other working capital. Once the portfolio of hotels leased by Lessee from the Operating Partnership includes at least 1,585 hotel guest rooms, the minimum net worth maintenance requirement will be changed to 17.5% of the pro forma annual rents each year for so long thereafter as the number of leased hotel guest rooms exceeds 1,585; provided, however, such change will not result in the reduction of the required minimum net worth in effect immediately prior thereto.

     (b) Rent will equal the greater of base rent or percentage rent, plus additional rent, and will be determined as follows:

             (i) Base rent will equal the sum of (A) 10% of the Rent Computation Amount, plus (B) ad valorem taxes, insurance premiums payable by the Operating Partnership, and capital reserves at 4% of gross revenues, all as mutually agreed on a pro forma basis for calendar year 1996 on an annualized basis. The Operating Partnership will be responsible for paying ad valorem taxes, certain insurance premiums, and capital expenditures up to the amount of the 4% capital reserve. The "Rent Computation Amount" for each Stage I Hotel will equal (C) the purchase price paid for the hotel, plus (D) all costs and expenses incurred by Patriot or its affiliates in connection with the acquisition and leasing of the hotel (but no more than $250,000 per hotel), plus (E) renovation expenditures actually incurred during the first Lease year (i.e., the first 12 months from closing) at each Stage I Hotel in accordance with the renovation budget, which will not exceed $1,900,000 in the aggregate unless otherwise agreed by Patriot and Wyndham.

             (ii)    Base rent will be adjusted as follows:

                     (A) Initially, base rent will be set using a Rent Computation Amount based on estimated renovation expenditures for 1996 in accordance with the first Lease year's renovation budget, and at the end of 1996, an appropriate reconciliation will be made based on actual expenditures in 1996. In 1997, base rent will be set using a Rent Computation Amount based on the expenditure of the full agreed amount of the first Lease year's renovation budget, and at the end of 1997, an appropriate reconciliation will be made based on total actual expenditures in accordance with such renovation budget.

                     (B)     If the Performance Payment for the Wyndham
Midtown Atlanta is earned, base rent for that hotel will increase in 1998 for that year and all future years by $200,000 (10% of the applicable Performance Payment). If the Performance Payment for the Wyndham Greenspoint is earned, base rent for that hotel will increase in 1998 for that year and all future years by $100,000 (10% of the applicable Performance Payment).

                     (C) Base rent will be adjusted annually beginning in 1997 to reflect increases in the consumer price index.
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Wyndham Hotels and Resorts
April 10, 1996
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          (iii)   Percentage rent and break points (including annual
adjustments based on changes in the consumer price index plus any applicable margin) will be determined as shown on Schedule I to this letter.

          (iv) It is anticipated that as the result of the sale of the Stage I Hotels, the amount of annual taxes on the Stage I Hotels may increase or decrease from the annual taxes assumed in the lease model used to develop
Schedule I to this letter). The annual taxes assumed in the lease model are reflected on Schedule II to this letter. This one-time increase or decrease from assumed taxes as the result of the sale of the Stage I Hotels will occur in 1996 or 1997, depending on the schedule followed by each taxing authority. When the amount of such one-time increase or decrease in annual taxes is determined for a particular Stage I Hotel, either (A) the annual base rent will be adjusted downwards by the amount of such decrease in annual taxes, or (B) additional rent equal to the amount of such increase in annual taxes will begin to be payable; provided, however, the arithmetic sum of the downward adjustments in base rent pursuant to clause (A) plus the additional rent pursuant to clause (B), expressed in each case on an annualized basis, will not exceed an aggregate annual amount of $150,000, such limitation to be applied among the Stage I Hotels at which additional rent may be payable in a reasonable manner to be agreed to before the Contracts of Sale are signed. For example, if at two of the hotels there are downward adjustments in base rent of $25,000 and $50,000 per annum and if at the other three hotels, additional rent begins to accrue at the rate of $125,000, $75,000, and $50,000 per annum, the arithmetic sum is $175,000, resulting in the application of such $150,000 aggregate limit to additional rent payable at three hotels. Once additional rent begins, it will continue to be payable throughout the remainder of the 10-year primary term of the applicable Lease; but both the amount of the additional rent and the $150,000 aggregate limitation will be adjusted annually once each goes into effect to reflect increases in the consumer price index.

     (c) Patriot will fund a renovation budget for the Stage I Hotels, which will not exceed an aggregate of $1,900,000 in the first Lease year unless otherwise agreed by Patriot and Wyndham. The budgeted amount will be allocated among the Stage I Hotels as determined by Patriot based on renovation needs.

     (d) The term of each Lease will expire in 10 years. Each Lease will provide two 5-year extension options that may be exercised by Lessee at its sole option if the performance standards in Paragraph 7(g) have been met for the particular hotel at the time each option is exercised. Base rent in each extension term will be adjusted upwards by (i) 10% of any capital expenditures from sources other than the 4% capital reserve that have not previously been included in the calculation of base rent, (ii) any budgeted increase in ad valorem taxes and insurance premiums for the initial year of the extension term over the amounts for each item previously included in the calculation of base rent, and (iii) the amount by which 4% of budgeted gross revenue for the initial year of the extension term exceeds the amount of the capital reserve previously included in the calculation of base rent. Percentage rent during each extension term will be calculated as provided during the 10-year primary term except that any change in breakpoints from year to year will be computed based on changes in the consumer price index without any additional marginal percentage. Additional rent during each extension term will equal the amount by which ad valorem taxes exceeds the amount of taxes included in base rent during that extension term. In all other respects, the terms of the Leases will remain unchanged during any extension term.

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     (e)     The Stage I Hotels will be operated and managed as "Wyndham" or
"Wyndham Garden" hotels for fees and on other terms reasonably satisfactory to Patriot. The management agreements will be subordinated (i.e., both in terms of termination and management fee payment as to base rent only to the Leases.

     (f) Nonpayment of rent or any other breach of one Lease will be a breach of all other Leases (including any future leases between the Operating Partnership and Lessee).

     (g) If in any year a hotel fails to achieve at least 90% of budgeted annual room revenues, if the RevPAR yield index (RevPAR of the hotel as a percentage of the RevPAR of the hotel's initial competitive set [to be mutually agreed to] as reflected in Smith Travel Research reports) decreases by more than 10 percentage points from the initial RevPAR yield index, or if the ratio of gross operating profit to gross revenues decreases by more than 5 percentage points, Lessee will have until the end of next year in which to achieve the performance standards described above for such year. If a performance standard is not achieved by the end of such year, the Operating Partnership may, as its sole and exclusive remedy, terminate the Lease of the underperforming hotel unless Lessee has taken appropriate actions to achieve the performance standards and the inability to achieve the same is the result primarily of circumstances outside the control of Lessee, including without limitation, general market decline or new competition entering the market.

     (h) A Lease may be terminated if the hotel is sold during the term. If such termination occurs during the initial 10-year term, Lessee will be entitled to receive (i) reimbursement for reasonable and customary costs paid to parties unaffiliated with Wyndham because of the termination, (ii) reimbursement for the costs of relocation for any executive level employees of the hotel, including reasonable relocation costs and costs of temporary housing (not to exceed 30 days), and (iii) the fair market value of the profits it would have derived from the leasehold for the unexpired balance of the initial term either through a cash payment or through a substitute lease at another hotel that can reasonably be expected to provide equivalent profits. In computing fair market value for this purpose, a 15% per annum discount rate will apply, and Lessee's profit will be deemed to equal 75% of Lessee's leakage. For this purpose, "leakage" will be computed in the manner reflected in the economic model prepared by Patriot from which Schedule I to this letter was derived, which model in general terms computes "leakage" as Lessee's net revenue from operation of a hotel after payment of rent owing to the Operating Partnership and operating expenses of the hotel other than management fees. The parties agree that 25% of Lessee's leakage reasonably approximates the costs of leasing and management that would normally be charged against leakage for computing profit. Lessee will be responsible for paying termination fees or charges, if any, payable under any hotel management contract with Wyndham or its affiliates.

     (i) Based on the understanding that inventory and cash-on-hand (other than reserves for FF&E and for taxes and insurance) will be included in the purchase price, the Operating Partnership will provide to Lessee any inventory and cash-on-hand received from the Sellers without reimbursement or additional charge to Lessee. Cash reserves for FF&E, taxes, and insurance will remain the property of Sellers. On termination or expiration of any Lease, the hotel must include an equivalent inventory.
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     (j)     There will be no noncompetition provision that keeps Wyndham or its affiliates (other than Lessee) from becoming lessees of hotels owned by other real estate investment trusts.

8. Contract of Sale Terms. Patriot's subsidiary, PAH Acquisition Corporation ("Purchaser"), will enter into Contracts of Sale with the Sellers on the following terms:

     (a) The purchase price will include the land on which the hotel is situated and all improvements, fixtures, and tangible and intangible personal property associated with a hotel (including inventory and cash-on-hand other than cash reserves for FF&E, taxes, and insurance). Except as otherwise provided in Paragraph 8(b), each hotel will be conveyed free and clear of all debt and liens.

     (b) Prior to closing, the Seller of the Wyndham Greenspoint will have received a $500,000 cash capital contribution, and at closing, a $500,000 portion of the purchase price for the Wyndham Greenspoint will be paid by the issuance of units of limited partnership interest in the Operating Partnership ("OP Units") to the Seller of the Wyndham Greenspoint. One OP Unit will be deemed to have the same value as the average closing price of one share of Patriot's common stock on the New York Stock Exchange for the five trading days immediately preceding closing. If the parties agree before the Contract of Sale is signed, the amount of such capital contribution and the corresponding amount of OP Units may be increased. Accordingly, the following special provisions apply to the Wyndham Greenspoint transaction;

             (i) The Wyndham Greenspoint will be conveyed to the Operating Partnership at closing subject to debt that is immediately payable or prepayable without premium or other charge in an amount of no more than $43,000,000. The existing debt will immediately be retired by the Operating Partnership and replaced by the debt required pursuant to Paragraph 8(b)(ii).

            (ii) As a condition to closing, the Operating Partnership must have obtained and closed a loan in an amount of at least $22,000,000 that is without recourse to any partner of the Operating Partnership and that is secured by the Wyndham Greenspoint. The required loan may consist of a portion of the Patriot's line of credit so long as (A) such portion of the line of credit is a nonrecourse liability of the Operating Partnership for purposes of IRC Section 752 and Treasury Regulation Section 1.752-1(a)(2), (B) is secured only by the Wyndham Greenspoint, and (C) is cross-defaulted with the entire line of credit; provided, however, if default occurs with respect to such loan, the Operating Partnership will cure the default or replace such loan with other nonrecourse debt. All legal fees, loan fees, and other out-of-pocket costs and expenses of providing such loan will be funded at closing by the Seller of the Wyndham Greenspoint.

           (iii) The Operating Partnership will agree that as of the end of each calendar year through 1999, it will have debt meeting the criteria in Paragraph 8(b)(ii). The Operating Partnership will agree not to dispose of the Wyndham Greenspoint during any calendar year through 1999, unless (A) such disposition is structured as a tax-free like-kind exchange under Section 1031 of the Internal Revenue Code of 1986 (which exchange will not include any cash consideration in excess of that necessary to defray usual and customary legal and closing costs and expenses incurred by the Operating Partnership in connection with such exchange), and (B) the replacement property received is encumbered as of the end of each calendar year through 1999 by debt meeting the criteria in Paragraph 8(b)(ii). The Operating Partnership will elect to
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Wyndham Hotels and Resorts
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Page 7

use the so-called "remedial method" for computing allocations of income, gain, loss, and deductions attributable to the Wyndham Greenspoint as set forth in Treasury Regulation section 1.704-3(d).

          (iv) The Operating Partnership must receive appropriate evidence and assurances that OP Units may be issued to the Seller of the Wyndham Greenspoint at closing without registration under Federal or state securities laws. The Operating Partnership will permit the OP Units issued to the Seller of the Wyndham Greenspoint to be distributed to partners of the Seller after closing if all legal and contractual conditions and requirements of the Operating Partnership with respect to such distribution have been satisfied. The limited partnership agreement of the Operating Partnership provides that on certain terms and conditions after the expiration of a one-year holding period from issuance, holders of OP Units will have the option to redeem OP Units for cash, or at Patriot's sole option, for common stock issued by Patriot. If Patriot elects to issue common stock in redemption of OP Units, the stock will not be registered. Patriot will, however, enter into a registration rights agreement on its standard form providing that subject to any limitations that may be imposed by Patriot's underwriters, such stock may be included in any subsequent registration statement that Patriot otherwise elects to put into effect. All legal fees and other direct expenses of Patriot for the Operating Partnership in issuing OP Units to the Seller of the Wyndham Greenspoint will be funded at closing by the Seller of the Wyndham Greenspoint.

     THIS IS NOT AN OFFER TO SELL OP UNITS. ANY SUCH OFFER WILL BE MADE, IF AT ALL, ONLY AFTER RECEIPT OF APPROPRIATE CERTIFICATIONS ABOUT EACH SELLER'S STATUS AS AN ACCREDITED INVESTOR AND AFTER APPROPRIATE DISCLOSURE OF CONDITIONS AND RISKS ASSOCIATED WITH OP UNITS. NO REPRESENTATION IS MADE ABOUT THE TAX, LEGAL, OR ECONOMIC CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, OR DISPOSITION OF OP UNITS, AS TO WHICH ANYONE CONSIDERING OWNING OP UNITS IS ENCOURAGED TO CONSULT ITS OWN INDEPENDENT ADVISORS.

          (v) Neither Patriot, the Operating Partnership, nor any other affiliate of Patriot will make any warranty or representation with respect to the tax treatment desired to be achieved by the Seller of the Wyndham Greenspoint or any of its partners, and will require appropriate releases from such Seller and its partners.

          (vi) Before the Contract of Sale for the Wyndham Greenspoint is signed, the Seller of the Wyndham Greenspoint will furnish to the Operating Partnership any information about itself and its partners that is reasonably necessary to evaluate and implement the tax structure of the transaction envisioned by these special provisions. When such Contract of Sale is signed, the Operating Partnership and the Seller of the Wyndham Greenspoint will also enter into mutually satisfactory written agreements intended to effectuate these special provisions.

     (c) Once the Sellers and Purchaser enter into the Contracts of Sale, Purchaser will deposit in escrow with Commonwealth Land Title Insurance Company, 717 North Harwood, Suite 2610, Dallas, Texas, demand notes executed by Patriot to the order of the Sellers in the aggregate principal sum of $750,000. If the Contracts of Sale are not terminated by Purchaser, then at the end of the Inspection Period the demand notes will be replaced with an equal amount of cash, and the demand notes will be cancelled and returned to Purchaser. If a closing fails to occur solely as the result of an uncured default by Purchaser under a Contract of Sale, the Seller will be entitled to the cash on deposit as its sole and exclusive remedy. If a closing fails to occur

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Page 8

for any other reason, the cash on deposit will be returned to Purchaser, who will thereafter have no further liability to that Seller, Wyndham, or any affiliate of Wyndham in connection with that Contract of Sale (except for liabilities, such as property inspection indemnities, that are expressly to survive in such event). If an uncured default by any Seller occurs under a Contract of Sale at or before closing. Purchaser's sole and exclusive remedies will be (i) either to terminate the Contract of Sale or specifically enforce the Contract of Sale, and (ii) in the case of termination, to recover out-of-pocket costs and expenses (including legal fees and disbursements) relating to the transactions contemplated by this letter of intent up to, but not in excess of $750,000 in the aggregate; provided, however, such limitation will not apply to legal fees and disbursements incurred in Purchaser's enforcing its remedies under the Contracts of Sale, which will be recoverable either in the event of termination or in the event Purchaser enforces specific performance.

     (d) Purchaser's obligation to purchase the Stage I hotels will be contingent on its inspection and discretionary approval of (i) the structural, mechanical, and environmental condition of the hotels, (ii) financial and operating records, leases, contracts, licenses, permits, and other information pertaining to the hotels or their operation, (iii) the status of title, and
(iv) all other matters that Purchaser considers relevant. Purchaser will have 45 days after the date on which the Contracts of Sale are signed (the "Inspection Period") to complete its inspections and to elect whether to terminate the Contracts of Sale. If Purchaser elects to terminate a Contract of Sale, the escrowed demand note under that Contract of Sale will be returned to Purchaser, and none of the parties to that Contract of Sale will have any further liability to the other parties or to Wyndham or any affiliate of Wyndham in connection with that Contract of Sale (except for liabilities, such as property inspection indemnities, that are expressly to survive such termination). During the Inspection Period, an accounting firm selected by Purchaser may conduct audits of the Stage I Hotels at Purchaser's expense. The Sellers will make necessary books and records available to the auditors, and will cooperate as reasonably necessary to complete the audits before the end of the Inspection Period.

     (e) Closing will occur no later than 15 days after the end of the Inspection Period. Purchaser will have the unrestricted right to assign the Contracts of Sale to the Operating Partnership or other affiliates of Patriot. Before the Contracts of Sale for the Stage I Hotels are signed, Purchaser and the Sellers will agree on conditions addressing the interdependence of the closings among the separate Contracts of Sale, which must include the condition that unless closing occurs under the Contract of Sale for the Wyndham Greenspoint, Purchaser will not be obligated to close under any other Contract of Sale for any other Stage I Hotel.

     (f) At their expense, the Sellers will furnish commitments for title insurance (including any necessary abstracts or title opinions), copies of all title exceptions, uniform commercial code filing searches, current certified as-built surveys acceptable to Purchaser, and ALTA owner policies of title insurance issued by Commonwealth Land Title Insurance Company in the amount of the purchase price. The owner policies of title insurance must insure title subject only to those matters approved by Purchaser in its review of title and must include endorsements and deletions typically required by institutional real property investors.

     (g) Ad valorem taxes, occupancy rents, operating expenses, revenues, and the like will be prorated as of the closing date. All state, county, and local transfer taxes will be paid by the
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April 10, 1996
Page 9

Sellers, if that is generally the custom in the states where such taxes apply, and all other recording fees, escrow charges, and other similar closing costs will be allocated between the Sellers and Purchaser in the manner customary for transactions of this nature in the states where the hotels are located. Each party will pay the fees and expenses of the attorneys, accountants, and other consultants that it employs.

      (h) The Sellers will pay all brokerage and other similar commissions and fees, if any, relating to the sale of the Stage I Hotels. Each of Patriot, Wyndham, and the Sellers represents and warrants that it has not contracted with any broker or agent to whom a fee or commission would be payable in connection with the transactions contemplated by this letter of intent.

9. Negotiation Period. Patriot and Wyndham will attempt in good faith to cause binding Contracts of Sale and Leases for the Phase I Hotels to be negotiated and signed before May 15, 1996. Before then neither Wyndham nor any of the Sellers or other affiliates of Wyndham will solicit, make, negotiate, or accept any other offer to purchase any of the Stage I Hotels.

10. Confidentiality. The terms of this letter of intent and any nonpublic information furnished by one party to the other must be kept confidential. Except as may be required by law or as determined to be necessary or appropriate by Patriot or Wyndham to satisfy disclosure and reporting obligations of Patriot or Wyndham or their respective affiliates, confidential information may not be disclosed by one party without the other's prior written consent except to (a) officers, directors, employees, and partners of Wyndham, the Sellers, Patriot, or affiliates of Patriot, (b) Patriot's line of credit lender, and (c) employees, agents, and representatives of the foregoing.

11. Letter of Intent. None of the Sellers, Wyndham, or Patriot or any of its affiliates will have any obligation to buy, sell, or lease any of the Stage I Hotels or any other hotel referred to in this letter of intent unless and until binding Contracts of Sale and Leases are fully executed by all appropriate parties. Before entering into the Contracts of Sale, each of the Sellers must have obtained all necessary consents and approvals from their respective partners, and the execution of such agreements will not occur unless such consents and approvals are obtained. Except for the provisions of Paragraphs 4, 9, and 10, neither Patriot nor any of its affiliates will have any liability or obligation to the Sellers, Wyndham, or any affiliate of any of them by virtue of this letter of intent or any reliance thereon; and subject to the same exceptions, neither Wyndham nor any of its affiliates will have any liability or obligation to Patriot or any affiliate of Patriot by virtue of this letter of intent or any reliance thereon.

To reflect your agreement, please sign and return a copy of this letter to Patriot at the address shown above no later than 5:00 p.m. on April 16, 1996, failing which this offer will terminate at that time without further notice.

Sincerely,

PATRIOT AMERICAN HOSPITALITY, INC.

By: /s/ THOMAS W. LATTIN
    ---------------------------------
    Thomas W. Lattin, President
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April 10, 1996
Page 10


  AGREED TO ON ___________________________:



  WYNDHAM HOTELS AND RESORTS

  By:  /s/  ANNE L. RAYMOND
     -------------------------------------
     Anne L. Raymond, Vice President & CFO


Seller -- Wyndham Midtown Atlanta

ATLANTA MIDTOWN ASSOCIATES,
a Texas general partnership

By: Atlanta Midtown Partners,
    its general partner


By:_______________________________________
   Harlan R. Crow, General Partner


Seller -- Wyndham Las Colinas

CLC LIMITED PARTNERSHIP,
a Texas limited partnership

By: LB-4, Inc.,
    its general partner


By:_______________________________________
   Trammell Crow, President

Wyndham Hotels and Resorts
April 10, 1996
Page 10

AGREED TO ON ________________________________:


WYNDHAM HOTELS COMPANY LTD.
By: Wyndham Hotel Management Corporation, General Partner

By:__________________________________________
     Anne L. Raymond, Vice President & CFO

Seller -- Wyndham Midtown Atlanta

ATLANTA MIDTOWN ASSOCIATES,
a Texas general partnership

By: Atlanta Midtown Partners,
    its general partner

By:       /s/ HARLAN R. CROW
   -----------------------------------
     Harlan R. Crow, General Partner

Seller -- Wyndham Las Colinas

CLC LIMITED PARTNERSHIP,
a Texas limited partnership

By: LB-4, Inc.,
    its general partner

By:       /s/ HARLAN R. CROW
   -----------------------------------
             Harlan R. Crow

Wyndham Hotels and Resorts
April 10, 1996
Page 11

     Seller -- Wyndham Novi

     NOVI GARDEN HOTEL ASSOCIATES,
     a Texas general partnership

     By: Novi Garden Hotel Partners,
         its general partner

     By: Novi Garden Hotel Corporation,
         its general partner


     By:  /s/ HARLAN R. CROW
        --------------------------------
         Harlan R. Crow, President



     Seller -- Wyndham Wood Dale

     WOOD DALE GARDEN HOTEL PARTNERSHIP,
     a Texas general partnership

     By: CBP Wood Dale Partnership,
         its general partner

     By: TCF Hotels, L.P.,
         its general partner

     By: Mill Spring Holdings, Inc.,
         its general partner


     By:  /s/ S.T. GROENTEMAN
        --------------------------------
         S.T. Groenteman, Vice President

Wyndham Hotels and Resorts
April 10, 1996
Page 12

     Seller -- Wyndham Greenspoint

     HOUSTON GREENSPOINT HOTEL ASSOCIATES,
     a Texas limited partnership

     By: Greenspoint Associates, Ltd.,
         its general partner

     By: The New Greenspoint Hotel Corporation,
         its general partner


     By:  /s/ HARLAN R. CROW
        ----------------------------------------
         Harlan R. Crow, President